SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2017

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	1-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 28, 2017, a wholly-owned subsidiary of Gazit-Globe Ltd. (the “Gazit Shareholder”) entered into a pre-arranged trading plan to sell a portion of its equity holdings in Regency Centers Corporation (the “Company”). Mr. Chaim Katzman, the non-executive Vice Chairman of the Company’s Board of Directors, is the Chairman of Gazit-Globe Ltd.

The trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Using these types of plans, insiders can sell securities over an extended period of time, while complying with insider trading laws.

Under the trading plan, the Gazit Shareholder may sell up to 2,500,000 shares of the Company’s common stock in the aggregate. Sales of these shares by the Gazit Shareholder may occur during specified periods between January 2018 and April 2018, unless terminated sooner in accordance with the trading plan’s terms. All sales of shares under the trading plan are subject to certain minimum price conditions and maximum sale volume limitations.

Transactions under this plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report any modifications or termination of this plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

December 28, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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